SUB-ITEM 77Q3


DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, AND 74U.

FOR PERIOD ENDING  2/28/2007
FILE NUMBER 811-2729
SERIES NO.: 2

72DD 1 Total income dividends for which record date passed during the period.
       (000's Omitted)
       Institutional  Class                                       $55,748
     2 Dividends for a second class of open-end company shares (000's Omitted)
       Private Investment Class                                   $21,570
       Personal Investment Class                                  $ 7,493
       Cash Management Class                                      $38,875
       Reserve  Class                                             $ 2,780
       Resource  Class                                            $ 8,733
       Corporate Class                                            $    41

73A.   Payments per share outstanding during the entire current period:
       (form nnn.nnnn)
     1 Dividends from net investment income
       Institutional  Class                                       $000.0254
     2 Dividends for a second class of open-end company shares (form nnn.nnnn)
       Private Investment Class                                   $000.0239
       Personal Investment Class                                  $000.0227
       Cash Management Class                                      $000.0250
       Reserve  Class                                             $000.0211
       Resource  Class                                            $000.0246
       Corporate Class                                            $000.0253

74U. 1 Number of shares outstanding (000's Omitted)
       Institutional  Class                                       2,257,672
     2 Number of shares outstanding of a second class of open-end company shares
       (000's Omitted)
       Private Investment Class                                     897,253
       Personal Investment Class                                    352,928
       Cash Management Class                                      1,431,183
       Reserve  Class                                                89,352
       Resource  Class                                              295,128
       Corporate Class                                                1,166